SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2001

VESTIN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino, Suite 206, Las Vegas, Nevada	89102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 227-0965

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5. Other Events

     On November 29, 2001, the Delaware Secretary of State accepted a Certificate of Designations filed by Vestin Group, Inc. (the “Company”) on November 26, 2001 creating a class of Series A Convertible Preferred Stock (“Preferred Stock”). The Certificate of Designations authorizes the issuance of up to 1,250,000 shares of Preferred Stock. Thereafter, the Company issued and sold 867,000 shares of Preferred Stock at a per share price of $10.00 per share for total consideration of $8,670,000. The sales were made directly by the Company to accredited investors.

     A copy of the Certificate of Designations is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No	Description

99.1	Certificate of Designations dated November 26, 2001

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN GROUP, INC. a Delaware corporation

Date: December 6, 2001	By	/s/ Lance K. Bradford

Lance K. Bradford President

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